Exhibit 99.1

Merchants Bancshares, Inc. Announces Appointment of President and CEO

SOUTH BURLINGTON, Vt., Nov. 24, 2015 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT), announced today that its Board of Directors has appointed Geoffrey R. Hesslink as the President and CEO of Merchants Bancshares, Inc. (Merchants), effective January 1, 2016. Mr. Hesslink currently serves as President and CEO and a Director of Merchants' operating subsidiary, Merchants Bank. The Board of Directors also appointed Mr. Hesslink to serve as a Director on the Merchants' Board, effective January 1, 2016.

Michael R. Tuttle, who currently serves as President and CEO of Merchants, will step down from those positions at the end of 2015, but will remain on the Boards of Directors of both Merchants' and Merchants Bank. Mr. Tuttle served as President and CEO of the Bank from January 1, 2006 until December 31, 2014 and has served as President and CEO of Merchants since January 1, 2007.

Board Chair Jeffrey L. Davis said that the Board of Directors is "very pleased that Geoff will continue a tradition of extraordinary Merchants bankers and the Board expects this transition to enhance Merchants' position as a superior community bank. Geoff will continue to bring his passion to leading the Merchants Bank organization during an era of continued change."

Mr. Davis also said, "We thank Mike for all he has done for the organization during his tenure, particularly in navigating the financial crisis, and his proven leadership in strategic initiatives. During Mike's tenure as CEO, Merchants has established a steady forward momentum with a strong balance sheet, solid credit quality, and excellent growth prospects. He has had an extraordinary banking career."

Mr. Hesslink said, "I am honored at the confidence the Board has shown in me, and am looking forward to my additional responsibilities. The Company is well positioned and I am optimistic about our future. It has been an honor to work with Mike for over 20 years and I am delighted he will continue to contribute to the Company as a Director."

Mr. Hesslink graduated cum laude, with a bachelor's degree in business administration-finance from the University of Vermont in 1987 and completed a management training program at Manufacturers Hanover Trust Company in 1989. Mr. Hesslink joined Merchants Bank in 1995 as a Corporate Banking Officer. He was appointed Senior Vice President and Senior Lender in 2006, and Chief Operating Officer in 2013. He became the Bank's President and CEO on January 1, 2015.

Established in 1849, Merchants Bank is Vermont's largest and sole remaining statewide independent bank. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, and 32 branches statewide. Merchants Bank (Member FDIC, Equal Housing Lender, NASDAQ "MBVT") and Merchants Trust Company employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. www.mbvt.com

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Merchants' future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, risks and uncertainties, which are included in more detail in our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. You should not place undue reliance on our forward-looking statements, and are cautioned that forward- looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact: Jodi L. Bachand
(802) 865-1807

Logo - http://photos.prnewswire.com/prnh/20140929/148956